Exhibit 2.1

while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

(e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

(f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

(g) To borrow money for any of the purposes of the corporation and draw, make, accept, endorse, discount, execute, issue, sell, pledge otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable [ ] nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

(h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation [ ] majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled [ ] vote for directors.

(i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado; to act as agent or custodian for such properties and assets of value and description, and to provide a security depositary or vaults or other places of safekeeping for such property, issuing appropriate depositary receipts, certificates of safekeeping and letters of documentary credit therefor.

(j) To purchase, hold, sell and transfer the shares of its capital stocks

(k) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Colorado without restrictions as to place or amount.

(l) To do any or all of the things herein set forth as principal, agent contractor, trustee, partner or otherwise, alone or in company with others.

(m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.

2

while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

(e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

(f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

(g) To borrow money for any of the purposes of the corporation and draw, make, accept, endorse, discount, execute, issue, sell, pledge otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable, transferable [ ] nontransferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

(h) To lend money to, or guarantee the obligations of, or to otherwise assist the directors of the corporation or of any other corporation [ ] majority of whose voting capital stock is owned by the corporation, upon the affirmative vote of at least a majority of the outstanding shares entitled [ ] vote for directors.

(i) To purchase, take, own, hold, deal in, mortgage or otherwise pledge and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado; to act as agent or custodian for such properties and assets of value and description, and to provide a security depositary or vaults or other places of safekeeping for such property, issuing appropriate depositary receipts, certificates of safekeeping and letters of documentary credit therefor.

(j) To purchase, hold, sell and transfer the shares of its capital stocks

(k) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Colorado without restrictions as to place or amount.

(l) To do any or all of the things herein set forth as principal, agent contractor, trustee, partner or otherwise, alone or in company with others.

(m) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clauses or paragraph of these Articles of Incorporation.

(n) The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit restrict in any manner the general powers conferred on this corporation by the laws of the State of Colorado.

ARTICLE III

The authorised capital stock of the corporation is one hundred million (100,000,000) shares of common stock at a par value of $.001 per share and shall be voting stock. which may be issued in alphanumerical series or classes at the discretion of the Board of Directors; and fifty million (50,000,000) shares of preferred stock at a par value of $.001, which shall be non voting shares, and which may be, at the discretion of the Board of Directors, issued in alphanumerical series or classes with the rights and preferences designated at the time of issue by the Board of Directors.

All shares of Common Stock, shall be issued by the corporation for cash, property, services actually performed, or other consideration deemed appropriate by the Board of Directors for no less than the par value of the respective stock. All shares shall be fully paid and non assessable. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

ARTICLE IV

The corporation shall have perpetual existence.

ARTICLE V

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation, provided that the number of directors shall not be reduced to less than two, unless otherwise required by Article I, Section 7-5-101 of the Colorado Corporation Code, in which case there shall be no less than three directors.

The name and post office address of the incorporator is as follows: Edward H. Hawkins, 19698 East Flora Place, Aurora, CO 80013.

The names and post office addresses of the original Board of Directors are as follows:

Edward H. Hawkins
19698 B. Flora Place,
Aurora, CO

80013 Lutie R. McDowell
19698 E. Flora Place,
Aurora, CO 80013

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: To manage and govern the corporation by majority vote or members present at any regular or special meeting at which a quorum shall be present.

To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause [ ] to be executed mortgages and liens upon the real and personal property of the corporation.

To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided by resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation, if in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders.

The Board of Directors shall have power and authority to sell, lease, exchange or otherwise dispose of all or substantially all the property or assets of the corporation, including its good will, if not in the usual and regular course of its business, upon such terms and conditions as the Board of Directors may determine, provided that such sale shall be authorized or ratified by the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The Board of Directors shall have power and authority to merge or consolidate the corporation upon such terms and conditions as the Board of Directors may authorize, provided that such merger or consolidation is approved or ratified by the shares entitled to vote thereon at a shareholders meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The Board of Directors may, from time to time, distribute to its shareholders, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or in property, so long as the partial liquidation is in compliance with the Colorado Corporation Code.

The corporation shall be dissolved upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

The corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose, or when authorized or ratified by the written consent of all the shareholders of the shares entitled to vote.

ARTICLE VI

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

No contract or other transactions of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the shareholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time is this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business listing prior to the time that such area of interest is designated by this corporation. This provision shall not be against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Sections (a) or (b) this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall [ ] to the benefit of the heirs and personal representatives of such a person.

ARTICLE VIII

The initial registered office of said corporation shall be located at 19698 E. Flora Place, Aurora, CO 80013 and the initial registered agent of the corporation shall be Edward H. Hawkins.

Part or all of the business of said corporation may be carried on in the City of Aurora, Colorado, County of Arapahoe, or any other place in the State against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

7

(d) Any indemnification under Sections (a) or (b)of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall it inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE VIII

The initial registered office of said corporation shall be located at 19698 E. Flora Place, Aurora, CO 80013 and the initial registered agent of the corporation shall be Edward H. Hawkins.

Part or all of the business of said corporation may be carried on in the City of Aurora, Colorado, County of Arapahoe, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

ARTICLE IX

Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

ARTICLE X

No shareholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE XI

Meetings of shareholders may be held at such time and place as the By-Laws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE XII

Cumulative voting shall not be allowed.

ARTICLE XIII

These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and if shares have been issued, by affirmative vote of the shareholders of at least a majority of the shares entitled to vote thereon at a meeting called for that purpose, or, when authorized, when such action is ratified by the written consent of all the shareholders of the shares entitled to vote thereon.

ARTICLE XIV

Whenever the shareholders must approve or authorize any matter, whether now or hereinafter required by the laws of the State of Colorado, the affirmative vote of a majority of the Shares entitled to vote thereon shell be necessary to constitute, such approval or authorization.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal on this ____________ day of June 4, 1987.

/s/ Edward H. Hawkins
Edward H. Hawkins

Colorado Corporate Report This Form must be typed Corp OCR Address of Principal Place of Business in State or Country of Incorporation DO NOT USE BOX If no changes since last report, check here, sign and return Street 1291 South Lincoln Street City Denver State CO Zip 80210 DO NOT CHANGE INFORMATION PRINTED IN THIS AREA FOR OFFICE USE ONLY 871767895 SUSPEND DATE 09/30/90 DP FEE $150.00 REPORT YEAR 1992 STATE/COUNTY OF INC CO PATENT PENDING, INC. EDWARD H. HAWKINS 19698 e. flora pl fee applicable through 12/31/92 aurora, co 80013 921093724 $150.00 rpm sos 09-25-92 12:56 type of business affairs conducted in Colorado development of new products. Non profit corporations and limited liability companies do not complete stock information stock class authorized shares par value issued shares common 100,000,000 $.001 280,00 Preffed 50,000,000 $.001 1,060 OFFICERS – list any additional officers or officers that have different titles than those listed below on a separated 8 ½ x 11 sheet of paper. President Last Name Turner First & Middle Name Robert R. Street 2382 Glencoe City Denver State CO ZIP 80207 Vice-PRES Last Name First & Middle Name Street City State Zip Secretary Last Name Hawkins First & Middle Name Edward H. Street 1291 South Lincoln St. City Denver State Co Zip 80210 Treasurer Last Name First & Middle Name Street City State Zip DIRECTORS AND LIMITED LIABILITY COMPANY MANAGERS List any additional directors or managers on a separate 8 ½ x 11 sheet of paper (complete even if names and addresses are the same as officers). Last Name Turner First & Middle Name Robert R. Street 2382 Glencoe City Denver State CO Zip 80207 Last Name Hawkings First & Middle Name Edward H. Street 1291 South Lincoln St. City Denver State CO Zip 80210 Last Name First & Middle Name Street City State Zip Colorado law requires the Corporate Report to be signed by ONLY the Corporation’s President, a Vice-President, Secretary (or assistant) or Treasurer. For a FOREIGN corporation without such officers, an authorized agent may sign. Under Penalties prescribed in Title 7, C.R.S. I declare that this report has been examined by me and to the best of my knowledge and belief, is true, correct and complete. Date 9/25/92 President, Vice-President, Secretary (or assistant) or Treasurer (Manager) Title Secretary /s/ Edward H. Hawkins Please Read Instructions on reverse side before completing

CERTIFICATE OF CORRECTION

TO

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

	951003806	$10.00
NAME CORRECTION	SECRETARY OF STATE
	01-11-95 11:01

WHEREAS, a certain document heretofore filed with the Secretary of State of Colorado by or on behalf of Patent Pending, Inc., now known as Clean X-Press, Inc., bearing the title Articles of Amendment to the Articles of Incorporation for the purpose of changing the name of the Corporation from Patent Pending, Inc. to Clean X-Press, Inc., is an inaccurate record of the corporate action referred to in the following particular:

The amendment to the Articles of Incorporation was adopted by a vote of the shareholders at a Special Meeting of Shareholders held October 31, 1994, with the intent to change the name of the corporation to "Clean-X-Press, Inc.," whereas the Articles of Amendment filed on November 2, 1994, with the Colorado Secretary of State inaccurately stated that the name of the corporation was changed to "Clean X-Press, Inc."

NOW, THEREFORE, said document or portion thereof in corrected form should appear and as corrected read as follows:

RESOLVED, that the name of the Company is hereby amended to "Clean-X-Press, Inc."

Dated this 9th day of January, 1995.

CLEAN-X-PRESS, INC.
By /s/ John Wolohan
John Wolohan, President
ATTEST:
/s/ Yu Cheng
Yu Cheng, Secretary	[ Seal ]
[ Seal ]	COMP.CH’D. TR

STATE OF CALIFORNIA          )
                                                      :ss.
COUNTY OF SAN FRANCISCO           )

On the 9 day of JAN, 1995, personally appeared before me, a Notary Public, John Wolohan, and Yu Cheng, being by me first duly sworn, declared that they signed the forgoing Certificate of Correction as President of the Corporation named therein, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

My commission expires: _________________________.

/s/ David Chan Notary Public

FEE $50 APPLICATION FOR REINSTATEMENT MUST BE FILED STATE OF COLORADO BIENNIAL REPORT OF A CORPORATION OR LIMITED LIABILITY COMPANY SECRETARY OF STATE FILED MAY 20 1996 THIS FORM MUST BE TYPED D $100.00 READ INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING SUBMIT SIGNED FORM WITH FILING FEE ON OR BEFORE DATE DUE 6/30/96 REPORT YEAR 1996 MAILING DATE INFORMATION BELOW IS ON FILE IN THIS OFFICE – DO NOT CHANGE PRE-PRINTED INFORMATION CORPORATE NAME REGISTERED AGENT, REGISTERED OFFICE, CITY, STATE & ZIP FOR OFFICE USE ONLY 871767895 DP SUSPEND DATE 04/05/96 STATE/COUNTRY OF INC CO AGENT RESIGNED CLEAN-X-PRESS, INC. 961069159 C $100.00 SECRETARY OF STATE 05-22-96 07:59 FIRST REPORT OR CORRECTIONS IN THIS COLUMN RETURN COMPLETED REPORTS TO: DEPARTMENT OF STATE CORPORATE REPORT SECTION 1560 BROADWAY, SUITE 200 DENVER, C0 80202 TYPE NEW AGENT NAME JACK DONNELLY SIGNATURE OF NEW REGISTERED AGENT /S/ JACK DONNELLY MUST HAVE A STREET ADDRESS 13275 FREMONT PLACE STE 302 CITY ENGLEWOOD, STATE CO ZIP 80112 OFFICERS NAME AND ADDRESS TITLE TURNER, ROBERT R 2382 CLENCOE DENVER CO 80207 PR JERRY DEROMA – PRESIDENT 2351 POWELL ST., STE 502 SAN FRANCISCO, CA 94133 HAWKINS, EDWARD H 1291 S LINCOLN ST DENVER CO 80210 SE JOHN WOLOHAN – CEO 2351 POWELL ST., STE 502 SAN FRANCISCO, CA 94133 YU CHEUN- SECRETARY & TREASURER 2351 POWELL ST., STE 502 SAN FRANCISCO, CA 94133 DIRECTORS OR LIMITED LIABILITY COMPANY MANAGERS TURNER, ROBERT R 2382 GLENCOE DENVER CO 80207 JOHN WOLOHAN 2351 POWELL ST., STE 502 HAWKINS, EDWARD H 1291 S LINCOLN ST DENVER CO 80210 YU CHEUNG 2351 POWELL ST., STE 502 SAN FRANCISCO, CA 94133 (IF YOU HAVE LESS THAN 3 SHAREHOLDERS, YOU MAY LIST LESS THAN 3 DIRECTORS ADDRESS OF PRINCIPAL PLACE OF BUSINESS STREET 2351 POWELL ST., STE 502 CITY SAN FRANCISCO, STATE CA ZIP 94133 SIGNATURE UNDER PENALITIES OF PERJURY AND AS AN AUTHORIZED OFFICIER, I DECLARE THAT THIS BIENNIAL REPORT AND, IF APPLICABLE, THE STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR AGENT, HAS BEEN EXAMINED BY ME AND IS, TO THE BEST OF MY KNOWLEDGE AND BELIEF, TRUE, CORRECT, AND COMPLETE. BY /S/ CORPORATE SECRETARY TITLE CORPORATE SECRETARY DATE 5/16 1996 NOTE: DO NOT USE THIS BOX IF THIS IS YOUR FIRST REPORT!!! SEE INSTRUCTIONS ON REVERSE. IF THERE ARE NO CHANGES SINCE YOUR LAST REPORT, MARK THIS BOX, SIGN ABOVE AND RETURN WITH THE FEE AND BY THE DATE DUE INDICATED ABOVE (UPPER LEFT HAND CORNER). IF YOU ARE FILING AFTER THE DATE DUE ABOVE, CONTACT THIS OFFICE FOR THE PROPER FEE. (303) 894-2251 SEE INSTRUCTIONS ON BACK

Please include a typed Self-addressed envelope MUST BE TYPED MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242 DP-871767895	For office use only 961069159 C $100.00 SECRETARY OF STATE 05-22-96 07:59

APPLICATION FOR REINSTATEMENT

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned hereby executes the following:

FIRST:	The name of the corporation at the time of dissolution
Clean -X-Press, Inc.

SECOND:	New name under which the corporation is to be reinstated (applicable only if corporate name at time of dissolution is no longer available)
Clean -X-Press, Inc.

THIRD:	The street address of its registered office and the name of its registered agent at such address is
13275 FREMONT PLACE STE 302
ENGLEWOOD, CO 80112
JACK DONNELLY

	Signature of registered agent	/s/ Jack Donnelly

FOURTH:	The corporation was administratively dissolved on			4/5/96

FIFTH:	The grounds for dissolution either did not exist or have been eliminated.

SIXTH:	All taxes, fees, or penalties imposed by the Colorado Business Corporation Act have been paid.
		By	/s/ Corporate Secretary
		Its	Corporate Secretary,	5/16/96
Title

Application for reinstatement must be accompanied by a completed corporate report and requisite fees.

Document processing fee
If document is filed on paper
If document is filed electronically
Fees & forms/cover sheets
are subject to change.
To file electronically, access instructions
for this form/ cover sheet and other
information or print copies of filed
documents, visit www.sos.state.co.us
and select Business Center.	$10.00 Currently Not Available	20091142275 M $ 10.00 SECRETARY OF STATE 03-09-2009 15:18:47

Paper documents must be typewritten or machine printed.	ABOVE SPACE FOR OFFICE USE ONLY

Statement of Change
filed pursuant to §7-90-301, et seq. and §7-90-305.5 or §7-90-604 or §7-90-701 or §7-90-702 or §7-90-705 or §7-90-804 of the Colorado Revised Statutes (C.R.S)

ID number:	19871767895

1. Entity name:
	Carlyle Gaming & Entertainment Ltd.

2. True name:
(if different from the entity name)

Complete lines 3 – 15 as applicable. You must complete line 16.

3. Resignation of registered agent of record:
Date on which agent resigned:	03/02/2009
	(mm/dd/yyyy)

Registered agent: (if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization)
	Incorp. Services, Inc.
Registered agent street address:	36 South 18th Avenue, Suite D
		(Street name and number)

	Brighton	CO	80601
	(City)	(State)	(Postal/Zip Code)

The person appointed as registered agent has delivered notice of the change to the entity at the principal office address of its principal office.

4. Appointment of new registered agent following resignation of registered agent of record:

Registered agent: (if an individual)
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

The person appointed as registered agent in the document has consented to being so appointed.

Registered agent street address:
(Street name and number)
CO
	(City)	(State)	(Postal/ Zip Code)

Registered agent mailing address:
(if different from above)	(Street name and number of Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)		(Country – if not US)
5. Change of registered agent name and/or address of record:
Registered agent: (if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR (if a business organization)

The person appointed as registered agent in the document has consented to being so appointed.

Registered agent street address:
(Street name and number)
CO
	(City)	(State)	(Postal/ Zip Code)

Registered agent mailing address:
(if different from above)	(Street name and number of Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)		(Country – if not US)

If the change is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the change to the entity at the principal office address of its principal office.

6. Change of principal office address of record:
New principal office	10 Mechanic Street, Suite 120
street address:	(Street name and number of Post Office Box information)
	Red bank	NJ	07701-1855
	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)		(Country – if not US)

New principal office
mailing address:	(Street name and number or Post Office Box information)
(if different from above)

	(City)	(State)	(Postal/Zip Code)

	(Province - if applicable)	(Country – if not US)
7. Document number:
(required for change(s) to 8, 9, 10,
and/or 11 below)

8. Change of entity name of record (LLP, art. 61 LLP or foreign entity only):
New entity name:

9. Change of true name of record (LLP, art. 61 LLLP, general partnership or foreign entity only):
New true name:

10. Change of jurisdiction of formation of record (foreign entity only):
New jurisdiction of formation:

11. Change of entity form of record (foreign entity only):
New entity form:

12. Other change(s) not provided for above:

If other information contained in the filed document is being changed, mark this box [ ] and include an attachment stating the information to be changed and each such change.

If other information is being added or deleted, mark this box [ ] and include an attachment stating each addition or deletion.

13. Withdrawal of Statement of Registration of True Name: (if applicable, mark this box [   ] )

14. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
[ ] "bank" or "trust" or any derivative thereof
[ ] "credit union" [ ] "savings and loan"
[ ] "insurance", "casualty", "mutual", or "surety"

15. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

16. Name(s) and address(es) of the
individual(s) causing the document to
be delivered for filing:	Hefley	Wendy
	(Last)	(First)	(Middle)	(Suffix)
375 N. Stephanie St, Ste 1411
(Street name and number of Post Office Box information)
Incorp Services, Inc.
	Henderson	NV	80601
	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)		(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [   ] and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believe to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.